                                                                     Exhibit 4.9
                         QUERYOBJECT SYSTEMS CORPORATION

                                AGENCY AGREEMENT

                                                 As of January 22, 2001

EarlyBirdCapital, Inc.
One State Street Plaza
24th Floor
New York, New York 10004

Ladies and Gentlemen:

            QueryObject Systems Corporation, a Delaware corporation ("Company"), proposes to offer for sale ("Offering") Units ("Units"), each Unit consisting of
(i) one share of the Company's  common stock ("Common  Stock" or "Share(s)") and
(ii) two warrants  ("Warrant(s)")  as described below. The Units will be offered on a "best  efforts,  minimum/maximum"  basis with the  minimum  number of Units
("Minimum  Number")  being the number of Units  which can be sold by the Company without obtaining shareholder approval ("Shareholder  Approval") under the rules of The  American  Stock  Exchange  ("AMEX"),  and the  maximum  number  of Units
("Maximum  Number") being the number  determined by dividing  $3,000,000* by the per Unit offering  price.  The Offering will be made in accordance  with Section
4(2)  of  the  Securities  Act of  1933,  as  amended  ("Securities  Act"),  and
Regulation D ("Reg D") promulgated  thereunder,  only to "accredited investors,"
as defined in Reg D. The minimum  subscription amount will be $50,000,  although subscriptions for amounts less than $50,000 may be accepted at the discretion of the Placement Agent (as defined below) and the Company.

            The  per-Unit  offering  price shall be 75% of the  average  closing price of a share of Common  Stock for the five  consecutive  trading days ending two business days prior to the First  Closing  (such average  referred to as the
"First Market  Price").  Notwithstanding  this, if (a)  Shareholder  Approval is obtained,  (b) there is a Final Closing, and (c) if the average closing price of the Shares for five  consecutive  business days ended two business days prior to the Final Closing  ("Final  Market  Price") is less then the First Market Price, then the  per-Unit  Offering  price shall be reduced to 75% of the Final  Market
Price and all investors who purchased  Units in the First Closing will be issued additional  Units as if the purchase price paid by them at the First Closing was
75% of the Final Market Price.

            Each  Warrant  shall  entitle  the holder to  purchase  one share of
Common Stock during the five-year period commencing on the First Closing, for an
initial   exercise   price  equal  to  $0.125  above  the  First  Market  Price.
Notwithstanding  the foregoing,  if (a)  Shareholder  Approval is obtained,  (b)
there is a Final Closing, and (c) the Final Market Price is lower than the First
Market Price,  then the Warrants to be issued at the Final Closing shall have an exercise  price equal to $0.125  above the Final  Market  Price and the exercise price of the Warrants  issued to investors at the First Closing shall be reduced to the same price.  The Warrants  will be

-----------------------------
*  The  Company  and the  Placement  Agent,  as  defined  herein,  may  mutually determine to increase the maximum amount to up to $5,000,000.

redeemable  by the  Company  at any time  when the  Registration  Statement  (as defined below), is effective and the closing sales price of the Common Stock has been at least 160% of the then exercise price of the Warrants for 20 consecutive trading days ending within two business days of the notice of redemption.

            The  Units,  Shares  and  Warrants  have the  terms  and  conditions reflected in the  Company's  Confidential  Private  Placement  Memorandum  dated
January 22, 2001  ("Memorandum") to be delivered to each purchaser of the Units.
The Memorandum,  together with all exhibits thereto,  will be referred to herein as the "Offering Documents."

1.          Appointment of Placement Agent; The Offering Period.

            1.1 Appointment of Placement Agent. EarlyBirdCapital, Inc. ("EBC" or
"Placement Agent") is hereby appointed  exclusive Placement Agent of the Company during the offering period herein specified  ("Offering Period") for the purpose of assisting the Company in placing the Units with  purchasers who are qualified accredited  investors  ("Subscribers").  The Placement Agent hereby accepts such agency  and  agrees  to  assist  the  Company  in  placing  the  Units  with the
Subscribers.  The Placement  Agent's  agency  hereunder is not terminable by the
Company except upon termination of the Offering, a breach by the Placement Agent of its material  obligations  hereunder  or as  otherwise  provided in Section 7 hereon.

            1.2 Offering Period.  The Offering Period shall commence on the date of the  Memorandum,  January 22, 2001  ("Commencement  Date") and shall continue until March 31, 2001 ("First  Termination  Date").  If, at any time prior to the
First Termination Date,  subscriptions for the Minimum Number of Units have been received  and  accepted by the  Placement  Agent and the  Company  (and funds in payment therefor have cleared), then, upon the mutual consent of the Company and the Placement Agent, the initial closing ("First Closing") shall take place with respect  to such  accepted  subscriptions.  If  subscriptions  for at least  the
Minimum  Number of Units are not  received  and  accepted  (and funds in payment therefor cleared) by the First Termination Date, the Offering will be terminated and all funds received from Subscribers  will be returned,  without interest and without  any  deduction.  If the  Minimum  Number of Units is sold and the First
Closing  occurs,  then the second and final closing ("Final  Closing"),  if any, shall occur only if, and immediately after,  requisite  Shareholder Approval for the sale of  additional  Units is  obtained,  but at no time  later than May 31,
2001.

            1.3 Placement Agent's Option. The Company hereby agrees to issue and sell to the  Placement  Agent (and/or its  designees)  at each  Closing,  for an aggregate purchase price of $100.00,  an option ("Placement  Agent's Option") to purchase  a number of Units  equal to 10% of the  number  of Units  sold at each
Closing  at a price  per Unit  equal to  $0.125  above the  Market  Price  (such exercise  price to be adjusted in the same manner as the Warrants,  as described in the  third  paragraph  of this  Agreement)  ("Placement  Agent's  Units"  and together with the securities underlying the Placement Agent's Units,  "Placement
Agent  Securities").  The  Placement  Agent's  Option  shall  entitle the holder thereof  to  purchase  securities  that are  identical  to the  securities  sold pursuant to the Offering.  The Placement  Agent's  Option is  exercisable  for a five-year period  commencing on the First Closing.  The Placement Agent's Option
shall contain registration rights with respect to the Placement Agent Option and
Placement Agent Securities  identical to the registration  rights granted to the
Subscribers  in the Offering.  The Purchase  Option will contain an  appropriate cashless exercise provision.

            1.4 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents, including the form
of  Subscription   Agreement/Investor   Information   Statement   ("Subscription
Agreement")  and  NASD  Questionnaire  to be  executed  by each  Subscriber  for delivery to potential  Subscribers  and such other  information,  documents  and instruments  that the  Placement  Agent  deems  reasonably  necessary  to act as
Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative  interpretations  respecting compliance with applicable state and federal statutes related to the Offering.

            1.5 Escrow of Funds.  Each  Subscriber for the Units shall tender to the  Placement  Agent a check or wire  transfer  to  "ASTT  AAF - Query  Escrow
Account" in the amount of the  investment  subscribed  for, which funds shall be held in a  non-interest  bearing  escrow  account,  maintained by American Stock
Transfer & Trust Company, as escrow agent ("Account").

            1.6 No Firm  Commitment.  The Company  understands and  acknowledges that the  undertaking by the Placement Agent pursuant to this Agreement is not a
"firm commitment"  offering and that the Placement Agent is not obligated in any way to purchase or sell the Units offered hereby.

            1.7  Participation  by Selected  Dealers.  The  Placement  Agent may
engage other persons that are members of the National  Association of Securities
Dealers,  Inc. ("NASD") or registered  representatives of such members to assist the Placement Agent in the Offering (each such person being hereinafter referred to as a "Selected  Dealer") and the Placement  Agent may allow such persons such part of the  compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine.

2.          Representations  and  Warranties of the Company.  The Company hereby represents and warrants to the Placement Agent and the Selected Dealers upon the execution of this Agreement and again at the Closing as follows:

            2.1 Due Incorporation and  Qualification.  The Company has been duly incorporated,  is validly existing and is in good standing under the laws of its state of  incorporation  and is duly qualified as a foreign  corporation for the transaction  of business and is in good standing in each  jurisdiction  in which the  ownership  or  leasing of its  properties  or the  conduct of its  business requires  such  qualification,  except where the failure to so qualify would not have a material adverse effect on the business,  operations,  assets,  financial condition or prospects of the Company ("Material  Adverse Effect").  The Company
has all requisite  corporate  power and  authority  necessary to own or hold its properties and conduct its business as described in the Offering Documents.

            2.2  Authorized  Capital;  Outstanding  Securities.  As of the  date hereof, the Company's capitalization,  consisting of its authorized,  issued and outstanding  shares of common stock ("Common Stock") and convertible  securities
(including  all options and  warrants),  is  substantially  as  described in the
Company's  Annual  Report on Form  10-KSB for the year ended  December  31, 1999
("10-KSB") as amended by its subsequent Quarterly Reports on Form 10-QSB, except to the extent  such  capitalization  information  is updated by the  Memorandum.
Other than as set forth  therein,  the  Company  does not have  outstanding  any option, warrant, convertible security, or other right permitting or requiring it to issue,  or otherwise to purchase or convert any  obligation  into,  shares of
Common Stock or other  securities  of the Company and the Company has not agreed to issue or sell any shares of Common Stock or other  securities of the Company.
As of the date of each Closing, there will be no other

securities of the Company  outstanding,  except for (i) the securities issued in the Offering,  (ii) stock options  granted to employees since the date hereof in the ordinary  course with exercise  prices no less than the greater of (a) $0.75 per  share  or (b) the  fair  market  value  on the  date of  grant,  and  (iii)
additional  Common Stock which may be issued upon conversion or exercise of such outstanding options, warrants and convertible securities.  All of the issued and outstanding  securities of the Company have been duly and validly authorized and issued  and are  fully  paid and  non-assessable.  None of the  holders  of such outstanding  securities  is subject to  personal  liability  solely by reason of being  such a holder.  The  offers and sales of all  securities  of the  Company within the last three years were at all relevant times either  registered  under the  Securities  Act and the  applicable  state  securities  or Blue Sky laws or exempt from such registration.

            2.3  Registration  Rights.  Except as set forth on Schedule  2.3, no holder  of any  of the  Company's  securities  has  any  "piggyback"  or  demand registration rights with respect to which the Company has not already registered such  securities.  The Company  represents  that other than the securities to be issued to the  Subscribers in the Offering,  fewer than 100,000 shares of Common
Stock have rights to be included on the Registration Statement which the Company covenants to file with the SEC and NASD to register the  securities  sold in the
Offering  ("Registration  Statement").  The Company has  reserved for issuance a sufficient number of shares of Common Stock to be issued to the Subscribers upon the issuance of the Units,  the exercise of the  Warrants,  upon the exercise of the  Placement  Agent's  Option,  the  exercise of the Warrants  underlying  the
Placement  Agent's  Option  and upon the  exercise  of any  Extra  Warrants  (as hereinafter defined).

            2.4 Financial  Statements.  The financial statements of the Company, including  the  notes  thereto,  incorporated  by  reference  into the  Offering
Documents ("Financials") fairly present, in all material respects, the financial position and results of  operations  of the Company at the dates thereof and for the  periods  covered  thereby,  subject,  in the case of  interim  periods,  to year-end  adjustments and normal recurring  accruals and to the extent that such
Financials  may not include  footnotes.  Such  Financials  have been prepared in conformity with generally accepted accounting  principles,  consistently applied throughout  the periods  involved  except as may otherwise be stated therein and except that the notes in the interim financial statements may be abbreviated and do not contain  all of the  information  in the notes to the  audited  financial statements. The Company has no material liabilities or obligations,  contingent, direct,  indirect or  otherwise  except (i) as described on Schedule 2.4 hereof,
(ii) as set forth in the latest  balance sheet included in the Financials or the footnotes  thereto  (the date of such  balance  sheet  being  referred to as the
"Balance  Sheet  Date"),  and (iii)  those  incurred in the  ordinary  course of business  since the Balance  Sheet  Date.  The  financial  data set forth in the
Memorandum  fairly present in all material  respects the  information  set forth therein and have been  compiled on a basis  consistent  with that of the audited financial  statements  contained  in the  Offering  Documents.  Except as may be disclosed in the Financials, there are no amounts due to any officers, directors or 5% or greater  stockholders  of the  Company,  or to any of their  respective affiliates,  other than salary and other compensation  disclosed in the Offering
Documents and expense reimbursements.

            2.5 No  Material  Adverse  Changes.  Except as  otherwise  stated on
Schedule  2.5  hereof,  since the  Balance  Sheet  Date,  there has not been any material  adverse  change  in the  condition,  financial  or  otherwise,  of the
Company.

            2.6  Subsidiaries.  The  Company  has  no  subsidiaries  and  has no interest  in shares of capital  stock of or right to acquire an  interest  in or shares of capital stock of any other

corporation,  limited liability company,  partnership or other entity, except as set forth on Schedule 2.6 hereof.

            2.7 Taxes.  The  Company  has filed all  federal tax returns and all state and municipal and local tax returns  (whether  relating to income,  sales, franchise,  withholding,  real or  personal  property  or other  types of taxes)
required to be filed under the laws of the United States and applicable  states, and has paid in full all taxes that have become due  pursuant to such returns or claimed to be due by any taxing authority;  provided,  however, that the Company has not  paid  any  tax,  assessment,  charge,  levy or  license  fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are  maintained  if required by  generally  accepted  accounting
principles.   The  Company  has   withheld,   collected  and  paid  all  levies,
assessments,  license  fees and taxes to the extent  required.  As used  herein,
"tax" or "taxes" include all taxes,  charges,  fees, levies or other assessments imposed by any Federal,  state,  local, or foreign taxing authority,  including, without limitation, income, premium, recapture, credit, excise, property, sales, use,  occupation,  service,  service use,  leasing,  leasing  use,  value added, transfer,  payroll,  employment,  license,  stamp,  franchise  or similar  taxes
(including any interest  earned  thereon or penalties or additions  attributable thereto).

            2.8  Finder's  Fees;  Other  Broker/Dealers.   The  Company  is  not
obligated to pay a finder's fee to anyone in connection with the introduction of the  Company  to the  Placement  Agent  or  the  consummation  of  the  Offering contemplated  hereunder.  Since  March 29,  2000,  neither  the  Company  or its affiliates has paid or issued any monies,  securities or other  compensation  to any member of the NASD or to any affiliate or associate of such a member,  or to any other person in consideration  for such person raising funds for the Company or providing financial  consulting services to the Company,  except as set forth on Schedule 2.8. The Company does not owe any monies or other obligations to any
NASD member,  affiliate or associate  other than as may be owed to the Placement
Agent under this Agreement other than set forth on Schedule 2.8.

            2.9 No Pending Actions.  There are no actions,  suits,  proceedings, claims or  hearings  of any kind or nature  existing  or pending or, to the best knowledge of the Company,  threatened and, to the best knowledge of the Company, no  investigations or inquiries,  before or by any court, or other  governmental authority, tribunal or instrumentality (or, to the Company's best knowledge, any state of facts that would give rise thereto),  pending or threatened against the
Company,  or involving  the  properties  of the Company,  that, as to any matter covered by this  Section 2.9,  are  reasonably  likely to result in any Material
Adverse Effect or that might  adversely  affect the  transactions  or other acts contemplated  by  this  Agreement  or the  validity  or  enforceability  of this
Agreement.

            2.10 Private Offering Exemption;  Offering  Documents.  The Offering
Documents  taken as a whole do not  contain any untrue  statement  of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading. The Units, Shares, Warrants and "Extra Warrants"
(as defined in the  Subscription  Agreement  and the Placement  Agent's  Option)
("Extra  Warrants"),  if any, and the Placement  Agent's Option,  conform in all material  respects  to  the  descriptions  thereof  contained  in  the  Offering
Documents.  Assuming that (i) a proper Form D is filed in  accordance  with Rule
503 of Reg D, (ii) the offer  and the sale of the Units by the  Placement  Agent was made in  compliance  with Rule  502(c) of Reg D and/or  Section  4(2) of the
Securities  Act,  and  (iii)  the  representations  of  the  Subscribers  in the
Subscription  Agreements  signed by them are true and correct  (which facts will not be independently verified by the

Company),  the sale of Units in the Offering is exempt from  registration  under the Securities Act and is in compliance with Reg D.

            2.11 Due  Authorization.  The  Company  has full  right,  power  and authority  to enter  into  this  Agreement,  the  Subscription  Agreements,  the
Warrants, Extra Warrants, if any, and the Placement Agent's Option, to issue the
Units, Shares,  Warrants,  Extra Warrants,  if any, the Placement Agent's Option
and  the  Placement  Agent  Securities  and to  perform  all of its  obligations hereunder  and  thereunder.  This  Agreement  has  been,  and  the  Subscription
Agreements,  Warrants, Extra Warrants, if any, and the Placement Agent's Option,
when executed and delivered,  will have been,  duly  authorized by all necessary corporate  action  and no further  corporate  action or  approval  is or will be
required  for  their  respective  execution,   delivery  and  performance.  This
Agreement  constitutes,   and  the  Subscription  Agreements,   Warrants,  Extra
Warrants,  if any, and the Placement Agent's Option, upon execution and delivery will constitute,  valid and binding  obligations of the Company,  enforceable in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy,  fraudulent  conveyance,  insolvency,  moratorium, reorganization or similar laws affecting creditors' rights generally,  (ii) that the remedy of specific  performance  and injunctive and other forms of equitable relief may be subject to equitable  defenses and to the  discretion of the court before  which any  proceedings  therefor  may be  brought,  and  (iii)  that the enforceability  of  the  indemnification  and  contribution  provisions  of  the respective  agreements may be limited by the federal and state  securities  laws and public policy.

            2.12  Non-Contravention;   Consents.  The  Company's  execution  and
delivery of this Agreement,  the Subscription  Agreements,  the Warrants,  Extra
Warrants,  if any, and the Placement  Agent's Option,  and the incurrence of the
obligations   herein  and  therein  set  forth,  and  the  consummation  of  the transactions contemplated herein and therein will not (i) result in a breach of, or conflict  with any of the terms and  provisions  of, or  constitute a default under, or result in the creation, modification, termination or imposition of any lien,  charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture,  mortgage,  deed of trust,  note, loan or credit agreement or any other  agreement or instrument  evidencing  an  obligation  for borrowed  money,  or any other agreement or instrument to which the Company is a party or by which the  Company  may be bound or to which any of the  property or assets of the Company is subject, except where such breach,  conflict,  default, creation,  modification,  termination or imposition, singly or in the aggregate, would not have a Material  Adverse  Effect;  (ii) result in any violation of the provisions of the  Certificate of  Incorporation  of the Company as currently in effect  ("Certificate  of  Incorporation")  or  the  bylaws  of the  Company  as currently in effect ("Bylaws"); (iii) violate any existing applicable law, rule, regulation,  judgment,  order or  decree  of any  governmental  agency or court, domestic  or  foreign,  having  jurisdiction  over  the  Company  or  any of its properties or business  (collectively,  "Laws"),  except where such violation(s)
would not, singly or in the aggregate,  result in a Material Adverse Effect;  or
(iv)  have any  effect on any  permit,  certification,  registration,  approval, consent,  license  or  franchise  (collectively,  "Permits")  necessary  for the
Company to own or lease and  operate  any of its  properties  or to conduct  its business, except for such effects as would not, singly or in the aggregate, have a Material Adverse Effect. No consent,  Permit, approval,  authorization,  order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions  contemplated by this Agreement,  the
Subscription  Agreements,  Warrants,  Extra Warrants,  if any, and the Placement
Agent's Option,  and the issuance of the Shares,  Warrants,  Extra Warrants,  if any, and the Placement Agent Securities,  except that the offer and sale of such securities  in certain  jurisdictions  may be subject to the  provisions  of the securities or Blue Sky laws of such jurisdictions.

            2.13  Valid  Issuances.  The  Warrants  included  in the  Units  and underlying  the Placement  Agent's Option and the Extra  Warrants,  if any, when issued and delivered in accordance with the terms of the Subscription Agreement, the  Placement  Agent's  Option  and this  Agreement,  will be duly and  validly issued.  The Shares  included in the Units and underlying the Placement  Agent's
Option and  underlying the Warrants and Extra  Warrants,  if any, have been duly and validly  authorized  and, when issued and  delivered in accordance  with the terms of this  Agreement,  Warrants,  Extra  Warrants and the Placement  Agent's
Option  will be duly and  validly  issued,  fully paid and  non-assessable.  The holders of the Shares  will not be subject to  personal  liability  by reason of being  such  holders  and will not be subject  to the  preemptive  rights of any holders of any security of the Company or similar  contractual rights granted by the Company.

         2.14  No Right to Receive or Purchase.  Except as set forth on Schedule
2.14 hereof,  the issuance of the Units or underlying Shares and Warrants in the
Offering and upon  exercise of the Placement  Agent's  Option or exercise of the
Warrants will not give any holder of any of the Company's  outstanding shares of
Common Stock,  options,  warrants or other  convertible  securities or rights to purchase  securities  of the Company  (i) the right to receive or  purchase  any additional  shares of Common Stock or any other  securities  of the Company,  or
(ii) the  right to an  adjustment  to the  purchase  or  exercise  price of such security.

            2.15 No  Regulatory  Problems.  The  Company  (i)  has  not  filed a registration  statement  that  is the  subject  of  any  pending  proceeding  or examination  under Section 8 of the Securities  Act, and is not and has not been the subject of any refusal order or stop order  thereunder;  (ii) is not subject to any pending  proceeding  under Rule 258 of the  Securities Act or any similar rule adopted  under Section 3(b) of the  Securities  Act, or to an order entered thereunder;  (iii)  has not been  convicted  of any  felony  or  misdemeanor  in connection  with the purchase or sale of any security or involving the making of any  false  filing  with  the  Commission;  (iv) is not  subject  to any  order, judgment,  or decree  of any  court of  competent  jurisdiction  temporarily  or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of  competent  jurisdiction  permanently  restraining  or  enjoining,  the
Company from  engaging in or  continuing  any conduct or practice in  connection with the purchase or sale of any  security or involving  the making of any false filing with the  Commission;  and (v) is not subject to a United  States  Postal
Service  false  representation  order  entered  under  Section 3005 of Title 39,
United States Code or a temporary  restraining  order or preliminary  injunction entered  under  Section 3007 of Title 39,  United  States Code,  with respect to conduct  alleged to have violated  Section 3005 of Title 39, United States Code.
To the  Company's  knowledge,  none of the  Company's  directors,  officers,  or beneficial  owners of 10 percent  or more of any class of its equity  securities
(i) has been  convicted  of any felony or  misdemeanor  in  connection  with the purchase or sale of any  security,  involving  the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker,  dealer,  municipal  securities dealer, or investment  advisor;  (ii) is subject to any order, judgment or decree of any court of competent  jurisdiction temporarily  or  preliminarily  enjoining or  restraining,  or is subject to any order,  judgment or decree of any court of  competent  jurisdiction  permanently enjoining or restraining, such person from engaging in or continuing any conduct or  practice  in  connection  with  the  purchase  or sale of any  security,  or involving  the making of a false filing with the  Commission,  or arising out of the  conduct  of the  business  of an  underwriter,  broker,  dealer,  municipal securities  dealer, or investment  adviser;  (iii) is subject to an order of the
Commission  entered pursuant to Section 15(b),  15B(a) or 15B(c) of the Exchange
Act,  or is subject to an order of the  Commission  entered  pursuant to Section
203(e) or (f) of the  Investment  Advisers  Act of 1940;  (iv) is  suspended  or expelled  from  membership  in, or suspended or barred from  association  with a member of, an exchange  registered as a national securities exchange pursuant to
Section  6 of  the  Exchange  Act,  an  association

registered  as a  national  securities  association  under  Section  15A  of the
Exchange Act, or a Canadian  securities  exchange or association  for any act or omission  to act  constituting  conduct  inconsistent  with  just and  equitable principles of trade;  or (v) is subject to a United States Postal  Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining  order or  preliminary  injunction  entered under
Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

            2.16 Material Contracts; No Defaults. The exhibit index set forth in the  Company's  annual  report  on  10-KSB,  as it may have  been  updated  with subsequent  filings by the Company  with the SEC,  contains a true and  complete list of all material contracts, agreements, instruments,  indentures, mortgages, loans,  leases,  licenses,  arrangements or  undertakings of any nature,  of the
Company  that are  required  to be  filed  with  the  Commission  (collectively,
"Contracts").  Except in instances  which singly or in the  aggregate  would not cause a Material  Adverse Effect and as set forth on Schedule 2.16,  each of the
Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a  Contract  has made a claim to the  effect  that the  Company  has failed to perform any obligations  thereunder.  To the knowledge of the Company, there  is no  plan,  intention,  or  indication  of any  contracting  party to a
Contract to cause termination,  cancellation or modification of such Contract or to reduce or otherwise change its activity  thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company,  except where such termination,  cancellation or modification of such  Contract or reduction  or other  change would not have a Material  Adverse
Effect.  The  Company  does  not  know of the  occurrence  of any  event  or the existence  of any state of facts that with notice or the passage of time or both could  cause it to be in default  under any  Contract  which  could  result in a
Material  Adverse  Effect.  The  Company  is not in  violation  of any  term  or provision of (i) its Certificate of  Incorporation or Bylaws or (ii) any Permit,
or applicable Law, except, in the case of (ii), where such violation,  singly or in the aggregate, would not have a Material Adverse Effect.

            2.17 Conduct of Business;  Compliance  with Law. The Company has all requisite  corporate power and authority,  and has all necessary Permits, to own or lease its  properties  and conduct its  business as described in the Offering
Documents,  except  where  the  failure  to have such  Permits  would not have a
Material  Adverse  Effect.  The  Company  has been  operating  its  business  in compliance with all such Permits, except where such noncompliance would not have a Material Adverse Effect. The disclosures in the Offering Documents  concerning the effects of federal,  state and local regulation on the Company's business as currently conducted and contemplated are correct in all material respects and do not omit to state a material  fact.  The Company is in compliance  with all Laws except  where  noncompliance,  singly  or in the  aggregate,  would  not  have a
Material Adverse Effect.

            2.18  Title  to  Property;  Insurance.  The  Company  has  good  and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens,  encumbrances,  claims, security interests,  defects and restrictions of any material nature  whatsoever,  except (a) as reflected in the
Financials  and (b)  such as  would  not,  singly  or in the  aggregate,  have a
Material  Adverse  Effect.  The Company has  adequately  insured its  properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts.

            2.19  Intangibles.  The  Company  owns,  licenses or  possesses  the requisite  licenses  or rights to use all  trademarks,  service  marks,  service names, trade names, patents, patent

applications,  and copyrights used and to be used by the Company in its business
(collectively, "Intangibles"). All of the Company's Intangibles are set forth on
Schedule 2.19 hereto.  The  Intangibles  that have been registered in the United
States Patent and Trademark  Office and the United States  Copyright  Office and
have been fully  maintained and are in full force and effect.  There is no claim or  action  by any  person  pertaining  to,  or  proceeding  pending  or, to the
Company's  knowledge,  threatened and the Company has not received any notice of conflict with, the asserted rights of others that challenges the exclusive right of the  Company  with  respect  to any  Intangibles  used in the  conduct of the
Company's  business except in instances which would not cause a Material Adverse
Effect.  To the  best  of the  Company's  knowledge,  the  Intangibles  and  the
Company's  products,  services and processes do not infringe on any  intangibles held by any third party. To the best of the Company's knowledge,  no others have infringed upon the  Intangibles of the Company,  except in instances which would not cause a Material Adverse Effect.

            2.20  Employee   Matters.   The  Company  has  generally  enjoyed  a
satisfactory  employer-employee  relationship  with  its  employees  and  is  in compliance with all federal, state and local laws and regulations respecting the employment of its employees and  employment  practices,  terms and conditions of employment and wages and hours  relating  thereto,  except where  noncompliance, singly or in the aggregate,  would not have a Material Adverse Effect. There are no pending investigations  involving the Company by any government Department of
Labor or any  other  governmental  agency  responsible  for the  enforcement  of employment  laws and  regulations.  There is no unfair labor practice  charge or complaint  against the Company  pending  before a Labor  Relations  Board or any strike,  picketing,  boycott,  dispute,  slowdown or stoppage pending or, to the best of the Company's knowledge,  threatened against or involving the Company or any  predecessor  entity and none has ever  occurred.  No  questions  concerning representation  exist  respecting the employees of the Company and no collective bargaining  agreement or modification  thereof is currently being  negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any. The Company is not liable for any severance pay or other  payments to any employee or former employee arising from the termination of employment, other than payments, singly or in the aggregate, that would not have a Material Adverse Effect.

               Other  than as set forth in the  Company's  10-KSB,  the  Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement  that is an "employee  pension  benefit plan," an
"employee  welfare benefit plan," or a  "multi-employer  plan" as such terms are defined  in  Sections  3(2),  3(1)  and  3(37),  respectively,  of the  Employee
Retirement  Income Security Act of 1974, as amended  ("ERISA")  ("ERISA Plans").
The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the  Company  does  maintain  or  contribute  to a  defined  benefit  plan,  any termination  of the plan on the date  hereof  would not give  rise to  liability under Title IV of ERISA.  No ERISA Plan (or any trust  created  thereunder)  has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"),  that could  subject the Company to any tax penalty for  prohibited  transactions  and which has not adequately been  corrected.  Each ERISA Plan is in compliance with all material reporting,  disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan.  Determination letters have been received from the  Internal  Revenue  Service  with  respect  to each  ERISA Plan that is intended to comply with Code  Section  401(a),  stating that such ERISA Plan and the attendant trust are qualified  thereunder.  The Company has never completely or partially withdrawn from a "multi-employer plan."

                                        9

            2.21 Litigation; Governmental Proceedings. There is no action, suit, proceeding,  inquiry,  arbitration,  investigation,  litigation or  governmental proceeding  pending  or, to the  Company's  knowledge,  threatened  against,  or involving the  properties or business of, the Company that might,  if determined adversely, have a Material Adverse Effect, or that questions the validity of the capital  stock of the Company or this  Agreement or of any action taken or to be taken by the Company pursuant to, or in connection  with, this Agreement.  There are no  outstanding  orders,  judgments  or decrees  of any court,  governmental agency or other tribunal,  domestic or foreign, naming the Company and enjoining the Company from taking,  or requiring  the Company to take,  any action,  or to which the Company, its properties or business is bound or subject, except as set forth on Schedule 2.21 or such as would not singly or in the  aggregate,  have a
Material Adverse Effect.

            2.22 Use of Proceeds.  Except as set forth on Schedule  2.22,  or as specifically authorized herein, none of the net proceeds of the Offering will be paid by the Company (i) for any debt for borrowed  funds or (ii) for any debt or obligation owed to any Insider (as hereinafter defined) other than the repayment or  conversion  into  Units of the  Interim  Financing  Notes as  defined in the
Memorandum.

            2.23  Insiders'  NASD  Affiliation.  Except as set forth on Schedule
2.23, to the Company's knowledge, no officer or director of the Company or owner of any of the  Company's  unregistered  securities  has any  direct or  indirect affiliation  or  association  with any NASD member.  The Company will advise the
Placement  Agent and the NASD if it becomes aware that any officer,  director or stockholder of the Company is or becomes an affiliate or associated person of an
NASD member participating in the Offering.

            2.24 No AMEX Notice. The Company has not received any correspondence from AMEX regarding the Company's Common Stock or any other correspondence which could have a Material Adverse Effect on the Company.

            2.25  Exchange Act Reports.  The Company is subject to the reporting requirements  of the  Securities  Act and  Exchange Act and has timely filed all reports and  statements  required under the Securities Act and Exchange Act on a timely  basis,  and each  report  and  statement  was true and  complete  in all material  respects  when  filed and does not  contain an untrue  statement  of a material fact or omit to state a material fact required to be stated  therein or necessary  in  order  to  make  the  statements  therein,  in the  light  of the circumstances under which they were made, not misleading.

            2.26 Accounting Controls. The Company maintains a system of internal
accounting  controls  sufficient  to  provide  reasonable   assurance  that  (i)
transactions  are executed in accordance with  management's  general or specific
authorizations;   (ii)   transactions   are  recorded  as  necessary  to  permit
preparation  of financial  statements  in  conformity  with  generally  accepted accounting  principles  and to maintain  asset  accountability;  (iii) access to assets is permitted  only in accordance  with  management's  general or specific authorization;  and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            2.27  Creditor  Agreements.  The Company has entered into  repayment arrangements  reasonably  satisfactory to the Placement  Agent with  significant creditors  of the Company who would have a right to be paid from the proceeds of the Offering, but for such Creditor Agreements.

                                       10

            2.28 Proxy  Statement.  The Company has  prepared and filed with the
SEC or is in a position to file with the SEC within three  business  days of the
Commencement  Date,  preliminary  proxy  materials  to  obtain  the  Shareholder
Approval.

3.          Representations,  Warranties and Certain  Covenants of the Placement
Agent and Selected  Dealers.  The Placement  Agent and each Selected Dealer that the Placement  Agent may from time to time  appoint,  severally  represents  and warrants as follows:

            3.1 Due  Incorporation.  The Placement Agent is validly existing and is in good standing under the laws of its state of incorporation.

            3.2  Broker/Dealer  Registration.  Such Placement  Agent or Selected
Dealer is registered as a broker-dealer under Section 15 of the Exchange Act.

            3.3 Good  Standing.  Such  Placement  Agent or Selected  Dealer is a
member in good standing of the NASD.

            3.4 Sale In Certain  Jurisdictions.  Sales of Units by the Placement
Agent or Selected  Dealer will be made only in such  jurisdictions  in which (i)
the  Placement  Agent or its Selected  Dealer is a registered  broker-dealer  or where  an  applicable  exemption  from  such  registration  exists  and (ii) the offering  and  sale  of the  Units  is  registered  under,  or is  exempt  from, applicable registration requirements.

            3.5 Due Authorization. The Placement Agent has full right, power and authority  to enter into this  Agreement  and to perform all of its  obligations hereunder.

            3.6  Compliance  with  Laws.  Offers  and  sales of the Units by the
Placement  Agent  or  Selected  Dealer  will  be  made in  compliance  with  the provisions of Rule 502(c) of Reg D and Section 4(2) of the  Securities  Act, and
the Placement  Agent or Selected  Dealer will furnish to each investor a copy of the Offering Documents prior to accepting any payments for the Units.

4.          Closing.

            4.1 Closing. Each Closing (each a "Closing") shall take place at the office of Graubard  Mollen & Miller  ("GM&M"),  600 Third Avenue,  New York, New
York or such other  location as may be agreed upon by the  parties.  The Company shall hold a First Closing upon the sale of the Minimum  Number of Units and the clearance  of the funds  representing  such Units as promptly as possible  after dissemination of the Offering  materials but no later than the First Termination
Date. A second and Final  Closing shall be held only if, and  immediately  after the Company receives requisite  Shareholder  Approval for the sale of additional
Units but not later than the Final  Termination  Date. At each Closing,  payment for the  Units  issued  and  sold by the  Company  (by  certified  check or wire transfer payable to the order of the Company), less the amount deductible by the
Placement Agent pursuant to Section 4.4 hereof,  shall be made against  delivery of certificates  representing  Shares and Warrants  comprising the Units sold at that Closing.

            4.2  Deliveries at Closing.  At each Closing,  and as a condition to each  Closing,  the  Company  shall  deliver  or  cause to be  delivered  to the
Placement Agent:

                                       11

                  4.2.1 Opinion of Counsel. The opinion of Olshan Grundman Frome
Rosenzweig & Wolosky LLP,  counsel to the Company,  dated as of the date of each
Closing to the effect that:

                        (1) The Company is a corporation duly organized, validly
existing  and in good  standing  under the laws of the State of Delaware and has all  requisite  corporate  power and  authority to own or lease its property and conduct its business and is duly qualified to do business in New York.

                        (2) The Company has all requisite right, corporate power
and authority to enter into this Agreement,  the Placement  Agent's Option,  the
Subscription  Agreements and the Warrant Agreement (as hereinafter  defined) and to carry out its obligations hereunder and thereunder.  No consents,  approvals, authorizations  or orders  of, and no filings  with,  any court or  governmental agency or body,  other than any  approval  or consent  required  under any state securities  or Blue Sky laws,  are required for the Company to execute,  deliver and perform its obligations under this Agreement,  or to authorize,  issue, sell and deliver the Securities,  and to consummate the  transactions  and agreements contemplated by this Agreement,  the Placement Agent's Option,  the Subscription
Agreements  and  the  Warrant  Agreement,   except  for  those   authorizations,
approvals, consents, orders and filings as have been made or obtained and are in full force and effect and except for such authorizations,  approvals,  consents, orders and filings  required under the Act and the  applicable  Blue Sky laws of any state or  jurisdiction  in the United States in which the  Securities may be offered (but counsel need not express any opinion as to the applicability of any state securities or Blue Sky laws).

                        (3) All issued and outstanding shares of Common Stock of
the Company have been duly  authorized and validly issued and are fully paid and non-assessable.  To  such  counsel's  knowledge,  the  Company  has no  options, warrants or other convertible  securities outstanding other than as set forth on
Schedule 2.2 annexed to the Agency Agreement.  To such counsel's knowledge,  all of the issued and  outstanding  securities  were issued in  compliance  with the registration  requirements  of the Securities Act and the rules and  regulations promulgated  thereunder  or  pursuant  to an  exemption  from such  registration requirements.  None of the  holders of the Common  Stock is subject to  personal liability under the Certificate of Incorporation or Bylaws of the Company or the
General  Corporation Law of the State of Delaware solely by reason of being such a holder.  None of the issued and outstanding shares of Common Stock were issued in violation of statutory preemptive rights of any holders of such securities of the Company or, to such counsel's knowledge, were issued in violation of similar contractual  rights  granted by the Company.  All of the issued and  outstanding options and warrants to purchase shares of Common Stock were validly  authorized by the Board of Directors and  constitute  valid and binding  obligations of the
Company  enforceable  in  accordance  with their  respective  terms,  subject to bankruptcy, insolvency, reorganization,  fraudulent conveyance and other laws of general applicability  relating to or affecting creditors' rights and to general principles of equity.

                        (4) The Units,  Shares,  Warrants,  Extra  Warrants  (as
hereinafter defined),  Shares underlying the Warrants and Extra Warrants and the
Placement  Agent  Securities   (collectively  referred  to  hereinafter  as  the
"Securities")  have been duly authorized for issuance and sale by the Company by all requisite corporate action by the Company.  When issued and delivered by the
Company in  accordance  with the terms of the Agency  Agreement,  the  Placement
Agent's  Option  and  the  Subscription  Agreements,   against  payment  of  the
consideration set forth herein,  the Securities will be duly and validly issued, fully paid and non-

                                       12

assessable.  The  holders of the  Securities  will not be  subject  to  personal liability under the Certificate of Incorporation or Bylaws of the Company or the
General  Corporation Law of the State of Delaware solely by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such  counsel's knowledge after due inquiry,  similar contractual rights granted by the Company.
The forms of  certificate  used to evidence the Common  Stock,  Warrants,  Extra
Warrants,  if any, and Placement  Agent  Securities  comply with the  applicable requirements of the Certificate of  Incorporation  and Bylaws of the Company and
the General Corporation Law of the State of Delaware.  The Company has currently reserved for issuance a number of shares of Common Stock sufficient for issuance of all of the shares of Common Stock issuable upon exercise or conversion of the
Securities.

                        (5) To the best of such counsel's  knowledge,  except as
set forth on Schedule 2.3 or Schedule 2.14 to the Agency  Agreement,  no holders of any securities of the Company or of any options, warrants or other securities of the Company exercisable for or convertible or exchangeable into securities of the  Company  (i) have the right to require  the  Company to  register  any such securities  of the  Company  under the  Securities  Act or to  include  any such securities in a registration statement filed by the Company, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that may be purchased  thereunder  increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion  price.  To the  best of such  counsel's  knowledge,  other  than the securities  to be issued to  subscribers  in the  Offering,  fewer than  100,000 shares of Common Stock have rights to be included on the Registration Statement.

                        (6)  Assuming  that  (a) a  proper  Form D is  filed  in
accordance  with  Rule  503 of Reg D, (b)  that  the  offer  and the sale of the
Securities by the Placement Agent was made in compliance with Rule 502(c) of Reg
D and (c)  that  the  representations  of the  Subscribers  in the  Subscription
Agreements  signed  by them  are  true  and  correct  (which  facts  will not be independently  verified  by  such  counsel),  the  sale  by the  Company  of the
Securities in the Offering is exempt from registration  under the Securities Act and is in compliance with Reg D.

                        (7) The Agency Agreement,  the Subscription  Agreements,
the Placement  Agent's Option and the Warrant  Agreement have each been duly and validly  authorized  and,  when  executed and  delivered  by the  Company,  will constitute valid and binding obligations of the Company, enforceable against the
Company in accordance with their respective terms, subject to, in each case: (i)
bankruptcy, insolvency, reorganization,  fraudulent conveyance and other laws of general applicability  relating to or affecting creditors' rights and to general principles of equity,  (ii) the fact that the  indemnification  and contribution provisions  set forth in this  Agreement,  the Placement  Agent's Option and the
Warrant  Agreement may be limited under federal and applicable  state securities laws and by  public  policy,  and (iii)  the fact  that the  remedy of  specific performance and injunctive and other forms of equitable relief may be subject to equitable  defenses  and to  the  discretion  of  the  court  before  which  any proceeding therefor may be brought.

                        (8)  The  execution,  delivery  and  performance  by the
Company of the Agency  Agreement,  the Placement  Agent's Option and the Warrant
Agreement,  the  issuance and sale of the  Securities,  the  performance  by the
Company of its obligations  hereunder and thereunder (other than the performance by the Company of its obligations  under the  indemnification  and  contribution provisions  of this  Agreement,  the  Placement  Agent's  Option and the Warrant
Agreement,  as to which no opinion need be  rendered),  do not and will not,

                                       13

(a)  result  in  any  violation  of  the   provisions  of  the   Certificate  of
Incorporation  or the Bylaws of the Company,  (b) to such  counsel's  knowledge, will not constitute a breach of, or a default  under,  or result in the creation or imposition of any lien,  charge or encumbrance upon any property or assets of the Company pursuant to any material contracts, agreements,  instruments, leases or  licenses  of the  Company  other than those  which would not have a Material
Adverse  Effect,  or (c) to such  counsel's  knowledge,  will not  result in any violation  of any law,  administrative  regulation  or  administrative  or court decree  applicable  to the  Company  (other  than those  which  would not have a
Material  Adverse  Effect  and  other  than the Blue Sky or  securities  laws or regulations  of the various  states,  as to which  counsel  need not express any opinion).

                        (9) The  statements in the Offering  Documents have been
reviewed  by such  counsel  and,  insofar  as they refer to  statements  of law, descriptions of statutes, rules or regulations or legal conclusions, are correct in all material respects.

                        (10) To such counsel's  knowledge,  there are no claims,
actions, suits, hearings,  investigations,  inquiries or proceedings of any kind or  nature,  before  or  by  any  court,  governmental  authority,  tribunal  or instrumentality  pending or  threatened  against  or  affecting  the  Company or involving  any of its  property  which  might  reasonably  be expected to have a
Material  Adverse Effect,  or which might adversely  affect the  transactions or other acts  contemplated by this Agreement or the validity or  enforceability of the Agency Agreement.

                        (11) To the best of such counsel's  knowledge,  there is
no claim or action  by any  person  pertaining  to, or  proceeding,  pending  or threatened  that challenges the rights of the Company with respect to any of the
Intangibles.

                        (12) In the course of the  preparation  of the  Offering
Documents,  such counsel participated in discussions with officers and directors of the  Company.  Although  such counsel is not passing upon and does not assume any responsibility for the accuracy,  completeness or fairness of the statements contained in the Offering  Documents  (as amended and  supplemented  through the date of the opinion)  (except as otherwise set forth in the  opinion),  no facts have come to the  attention of such counsel which leads them to believe that the
Offering  Documents or any  amendment or supplement  thereto,  as of the date of such opinion,  contained  any untrue  statement of a material fact or omitted to state a material  fact  required to be stated  therein or  necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading (it being understood that such counsel  expresses no opinion with respect to the  financial  statements  and  schedules  and other  financial  and statistical data included in the Offering Documents).

                        (13) To such  counsel's  knowledge,  the Company has all
necessary  Approvals to own or lease its  properties and conduct its business as currently  described in the Offering  Documents,  except where failure to obtain such Approvals  would not,  either singly or in the  aggregate,  have a Material
Adverse Effect on the Company. To such counsel's  knowledge,  the Company is not in violation  of any  applicable  law,  rule or  regulation,  or any judgment or decree  of any  governmental  agency  or  court,  domestic  or  foreign,  having jurisdiction over the Company or any of its properties or business, except where such violation,  singly or in the aggregate,  would not have a material  adverse effect on the Company.

                                       14

                        (14) The Minimum Number of Units  constitutes the number
of Units which could be sold by the Company in this Offering  without  obtaining
Shareholder Approval under applicable AMEX rules; and

                        (15) {To be issued in connection with the Final Closing,
if any}.  The Company has obtained the  requisite  Stockholder  Approval for the sale of  additional  Units  and in  connection  therewith  has  complied  in all material respects with the requirements of Regulation 14A under the Exchange Act and Schedule 14A thereunder.

                  4.2.2  Officers'  Certificate.  A certificate  of the Company, signed by an executive officer thereof, stating (a) that the representations and warranties contained in Section 2 hereof are true and accurate at the Closing as applied to the  Company  with the same  effect as though  expressly  made at the
Closing, and (b) that the Company has complied with all covenants and agreements required to be complied with as of the Closing.

                  4.2.3 Subscription Agreements.  Subscription Agreements signed by the Company and each of the Subscribers for that Closing.

                  4.2.4 Certificates.  The certificates  representing the Shares and the Warrants.

                  4.2.5 Placement  Agent's Option.  The Placement Agent's Option
in the names and denominations designated by the Placement Agent.

                  4.2.6  Lock-Up  Agreements.  {Only at the First  Closing.} The
Lock-Up  Agreements  referred to in Section 5.8 hereof executed by all officers, directors and significant stockholders of the Company.

                  4.2.7 Waivers.  [Waiver of Anti-Dilution Rights,  Registration
Rights].

                  4.2.8 AMEX Additional Listing. The Company shall have filed an additional  listing  application  with AMEX regarding the Shares  underlying the
Units,  the Warrants,  the Placement  Agent's Option and the Extra Warrants,  if
any, and the Shares underlying the Warrants and Extra Warrants,  if any included in the Placement Agent's Option.

                  4.2.9 Proxy Statement/Shareholder Approval. {Only at the First
Closing.}  A copy of the  definitive  proxy  materials  as  mailed to all of the voting  securityholders  of the  Company  and at and only at the Final  Closing, evidence of the Shareholder Approval.

                  4.2.10 Other Documents.  Such other closing documents as shall be reasonably requested by the Placement Agent or its counsel.

            4.3 Conditions.

                  4.3.1  Conditions to the Placement  Agent's  Obligations.  The
obligations of the Placement  Agent under this Agreement shall be subject to the following conditions:

                        (1) All  representations  and  warranties of the Company
set forth in this  Agreement  shall be true and  accurate as of the Closing with the same effect as though expressly made at the Closing;

                                       15

                        (2) The  Company has  complied  with all  covenants  and
agreements required to be complied with as of the date of the Closing;

                        (3) The  Company  has  obtained  all  consents  of third
parties required to be obtained in connection with this Offering;

                        (4) There shall be no action, lawsuit, administrative or
other  proceeding  pending or threatened  that seeks to enjoin the  transactions contemplated by this Agreement;

                        (5) The AMEX additional listing  application  referenced
in  subsection  4.2.8 above shall have been filed with AMEX as  certified  by an officer of the Company  and AMEX shall not have  issued any comment  letter with respect thereto.

                  4.3.2 Conditions to Company's Obligations.  The obligations of the Company under this Agreement shall be subject to the conditions that:

                        (1) The  representations and warranties of the Placement
Agent set forth in this  Agreement  are true and accurate as of the Closing with the same effect as though expressly made at the Closing;

                        (2) The Placement  Agent has complied with all covenants
and agreements required to be complied with as of the Closing; and

                        (3) There shall be no action, lawsuit, administrative or
other  proceeding  pending or threatened  that seeks to enjoin the  transactions contemplated by this Agreement.

            4.4  Placement  Agent's Fees and Expenses.  At Closing,  the Company
shall  pay to the  Placement  Agent a cash  commission  equal to 8% of the gross proceeds of the sale of the Units, a nonaccountable  expense  allowance equal to
3% of the gross proceeds of the sale of the Units less the $25,000  deposit paid by the Company upon the  execution  of the Letter of Intent  dated  November 30,
2000 as amended December 18, 2000. At the First Closing,  the Company also shall reimburse the Placement Agent for the expenses  described in Section 5.3 hereof.
All the foregoing  amounts and any other expenses to be paid pursuant to Section
5.3 are payable at the Placement Agent's  direction  directly to the parties who are owed same by deduction  from the aggregate  purchase price of the Units sold and to the extent any expenses  occur after the First  Closing,  those  expenses shall be reimbursed at the Final Closing.

            4.5  Issuance of  Placement  Agent's  Option.  At the  Closing,  the
Company shall issue to the Placement Agent and/or its designees for an aggregate of $100, the Placement Agent's Option for the Units sold at that Closing.

5.          Covenants.  The Company covenants and agrees that:

            5.1  Amendments to Offering  Documents.  Until the Offering has been completed  or  terminated,  if  there  shall  occur  any  event  relating  to or affecting,  among other things,  the Company or any  affiliate,  or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary,  in the reasonable  opinion of counsel for the Company or counsel for the Placement  Agent, to amend or supplement the Offering  Documents in order that the Offering  Documents will not contain an untrue  statement of a material  fact or omit to state a material  fact  necessary in order to make the statements  therein,  in the light of the  circumstances  under  which

                                       16

they were made,  not  misleading,  the  Company  shall  immediately  prepare and furnish to the Placement  Agent a reasonable  number of copies of an appropriate amendment of or  supplement  to the Offering  Documents,  in form and  substance satisfactory to counsel for the Placement Agent.

            5.2 Use of Proceeds.  The proceeds of the Offering  will be used for such  purposes as described in the  Memorandum  and other than the  repayment or conversion into Units of the Interim  Financing  Notes, no proceeds will be used to pay (i) any debt for borrowed  funds,  or (ii) any debt or obligation owed to any Insider.

            5.3 Expenses of Offering and Other  Expenses.  The Company  shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection  with the  Offering,  including,  but not  limited  to,  the costs of conducting an "Internet  roadshow"  and posting the  Memorandum on the Placement
Agent's and other  websites,  the costs of one Internet  interview for the first quarter after the Offering  (including a video  broadcast),  the Company's legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering,  and filing,  where  necessary,  the Offering  Documents and all amendments  and  supplements  thereto (all in such  quantities  as the Placement
Agent may reasonably  require),  preparing and printing the certificates for the
Shares and Warrants,  and Extra  Warrants,  if any,  preparation  of transaction
"bibles" in such reasonable  quantities as requested by the Placement Agent, the reasonable  costs of any "due  diligence"  meetings held by the Company,  filing fees,  costs and  expenses  as incurred  (including  fees and  disbursements  of
Graubard Mollen & Miller,  blue sky counsel as provided in Section 5.4) incurred in qualifying  the Offering  under the "blue sky" laws of the states  reasonably specified by the Placement  Agent,  the  substantiated  costs of (up to $10,000)
"tombstone" and other  advertisements  in various  publications  selected by the
Placement  Agent,  as well as transfer  taxes,  transfer  and warrant  agent and registrar  fees.  The  Company  shall  also  prepay an  on-account  retainer  to
Placement  Agent's  counsel of $10,000 for legal fees in  connection  with their engagement as special counsel for the Investors under the Subscription Agreement in connection with the preparation of the  Registration  Statement  provided for therein,  which amount shall be an "on-account"  retainer from which any amounts in excess of actual time (at regular  hourly rates) and  disbursements  expended shall be refunded to the Company.

            5.4 Blue Sky Requirements. The Company shall "Blue Sky" the Offering in such states as the Placement Agent shall reasonably request and shall pay for all blue sky  filing  fees and  costs and  expenses  of any  necessary  blue sky registration  or  qualification  or notice filings  associated with an exemption from  registration or  qualification,  including the fees and  disbursements  of counsel.  All blue sky work shall be  undertaken  by counsel  designated  by the
Placement Agent. Upon the commencement of blue sky filings (which shall be at or prior to the  Commencement  Date),  the Company shall pay $2,500 to such counsel for such  professional  services (plus the filing fees to be paid to the various states),  with  the  balance  due for  professional  services  of  $2,500,  plus counsel's other out-of-pocket disbursements, due at the First Closing.

            5.5 Board of  Directors.  For a period of three years from the First
Closing, the Company will use its best efforts to cause one person designated by the Placement Agent to be elected to the Board of Directors of the Company. Such best efforts shall include but are not limited to the immediate expansion of the
Board  of  Directors  by the  Directors  and the  appointment  by the  Board  of
Directors  of the  Placement  Agent  designee  to the  Board of  Directors  and, thereafter,  the recommendation of the Placement Agent designee as a nominee for election as a director of the Company at each annual meeting of  stockholders of the Company  during such three year period at which such  designee is subject to election or  re-

                                       17

election.  Alternatively,  at the sole option of the Placement  Agent,  it shall have the right to send a  representative  (who  need not be the same  individual from meeting to meeting) to observe each meeting of the Board of Directors. Such designee  or  representative,  as the case may be,  shall be entitled to receive reimbursement  for all  reasonable  costs  incurred in attending  such meetings, including,  but not limited to, food,  lodging and  transportation.  The Company agrees to give the Placement  Agent  written  notice of each such meeting and to provide the  Placement  Agent with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. To the extent permitted by law, the Company will agree to indemnify the Placement Agent and its designee for the actions of such  designee as a director of the Company.
In the event the  Company  maintains  a  liability  insurance  policy  affording coverage  for the acts of its  officers  and  directors,  it will,  if possible, include each of the  Placement  Agent and its designee as an insured  under such policy.

            5.6 Right of First Refusal.  The Company hereby grants the Placement
Agent a right of first  refusal to determine  whether to manage or co-manage any underwriting or private placement of debt or equity securities of the Company or any  subsidiary  or successor  of the Company for which the Company  engages the services of an investment banker during the period commencing on the date of the
First  Closing  and  terminating  on the  three-year  anniversary  of the  Final
Closing. If the Placement Agent fails to accept in writing any such proposal for such  public or private  sale within 30 days after  receipt of a written  notice from the Company  containing such proposal,  then the Placement Agent shall have no claim or right with  respect to any such sale  contained  in any such notice.
If, thereafter,  such proposal is modified in any material respect,  the Company shall adopt the same procedure as with respect to the original  proposed  public or private sale.

            5.7 Transfer Sheets. Upon Placement Agent's reasonable request,  the
Company shall provide  Placement  Agent with copies of the Company's daily stock transfer  sheets and lists of the beneficial and record holders of the Company's securities from the Company's  transfer agent and the Weekly  Position  Listings from the Depository Trust Company, at the Company's sole cost and expense.

            5.8 Transfer Restrictions. The Company agrees not to permit or cause a private or public sale or private or public  offering of any securities of the
Company (in any manner,  including  pursuant to Rule 144 under the Act) that are owned or to be owned of record, or beneficially by any of the Company's officers or directors or by certain significant  shareholders of the Company as listed on
Schedule  5.8  hereto  (collectively  "Insiders")  or by any  family  members or affiliate  of such  persons for a period  commencing  on  November  30, 2000 and terminating  twelve months after the Effective Date (as defined  herein) without obtaining  the prior  written  approval of the  Placement  Agent (but  excluding securities  acquired in the Offering for which the "lock-up" agreement set forth in the Subscription Agreement shall apply). The Company shall cause the Insiders to execute an agreement ("Lock-Up Agreement") with the Placement Agent regarding such restrictions.

            5.9 Further Assurances. The Company will take such actions as may be reasonably  required or desirable to carry out the  provisions of this Agreement and the transactions contemplated hereby.

            5.10 Accuracy of Representations and Warranties.  The Company hereby agrees that, prior to the Termination  Date or the Closing,  as the case may be, it will not enter into any transaction or take any action, and will use its best efforts to prevent the occurrence of any event,  that could result in any of its representations,  warranties or covenants  contained in this

                                       18

Agreement or any of the Offering Documents not to be true and correct, or not to be  performed  as  contemplated,  at and as of the time  immediately  after  the occurrence of such transaction or event.

            5.11  Reservation  of Shares.  If the Company  becomes  obligated to issue any Extra Warrants,  it will promptly  reserve with its transfer agent and register the number of shares of Common Stock issuable upon exercise thereof.

            5.12  Registration  Statements.  During the period commencing on the
First Closing and  terminating on the  twelve-month  anniversary of the date the
Registration  Statement registering the securities being sold in the Offering is declared effective by the Commission  ("Effective  Date"), the Company will not, without the Placement  Agent's  consent,  (i) allow any  registration  statement
(other  than  those on Forms  S-4 or S-8 and post  effective  amendments)  to be declared  effective or (ii)  consummate  any  offering of its equity  securities under  Regulation D or  Regulation  S with respect to which the Company  becomes obligated to file a  registration  statement  within 12 months of the  Effective
Date;  provided,  however,  that this restriction  shall not apply to registered offerings  which relate to  transactions  which are the subject of the Placement
Agent's  right of first refusal as set forth in Section 5.6 hereof or which were offered to the Placement Agent in accordance with such Section 5.6 and rejected.

            5.13 Press  Release.  Commencing on November 30, 2000 and continuing until  five days after the Final  Closing,  the  Company  will not issue a press release or engage in any other  publicity  without the  Placement  Agent's prior written consent,  which shall not be unreasonably  withheld. The Placement Agent agrees to respond  to the  Company  within 24 hours of  receipt of any  proposed press release.

            5.14 Registration Rights. As additional consideration for the Agency
Agreement  and the  transactions  contemplated  hereby  and as set forth in each subscriber's  Subscription  Agreement  and the  Placement  Agent's  Option,  the
Company agrees with the Placement  Agent and will agree with each  subscriber to grant such persons the  registration  rights set forth in the Placement  Agent's
Option and the Subscription Agreements.

            5.15 Internet  Accessibility.  The Company will  cooperate  with the
Placement  Agent and  afford it an  Internet  interview  per  quarter  after the
Offering  (including a video broadcast) in form and at the reasonable request of the  Placement  Agent  other  than  if such  Internet  interview  would  violate applicable  securities laws in the opinion of counsel to the Placement Agent and the Company.

            5.16 Proxy  Statement.  The Company shall mail the definitive  proxy materials  regarding the Shareholder  Approval at or about the date of the First
Closing  or in the  event  of SEC  review  of the  proxy  statement  as  soon as reasonably  practicable  after the SEC has  approved  the mailing of  definitive
proxy  materials.   The  Company  shall  as  soon  as  practicable   enter  into
confidentiality agreements with its employees,  consultants and third parties as are reasonably necessary to protect the Company's Intangibles.

6.          Indemnification and Contribution.

            6.1  Indemnification  of the  Placement  Agent by the  Company.  The
Company  agrees to  indemnify  and hold  harmless the  Placement  Agent and each person,  if any,  who  controls  the  Placement  Agent within the meaning of the
Securities  Act and/or the Exchange Act against any losses,  claims,  damages or liabilities,  joint or several,  to which such  Placement  Agent or

                                       19

controlling  person may become  subject,  under the Securities Act or otherwise, insofar as such losses,  claims,  damages or liabilities  (or actions in respect thereof)  arise out of or are based  upon (i) any  untrue  statement  or alleged untrue statement of a material fact contained (A) in the Offering Documents,  or
(B) in any blue  sky  application  or other  document  executed  by the  Company specifically  for blue sky purposes or based upon any other written  information furnished by the Company or on its behalf to any state or other  jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application,  document or information being hereinafter  called a "Blue Sky
Application"),  (ii) any breach by the  Company  of any of its  representations, warranties or covenants contained herein or in any of the Offering Documents, or
(iii) the  omission or alleged  omission by the Company to state in the Offering
Documents or in any Blue Sky  Application  a material fact required to be stated
therein  or  necessary  to  make  the  statements   therein,  in  light  of  the
circumstances under which they were made, not misleading; and will reimburse the
Placement Agent and each such controlling person for any legal or other expenses reasonably  incurred  by the  Placement  Agent  or such  controlling  person  in connection  with  investigating  or  defending  any such  loss,  claim,  damage, liability  or action,  whether  arising out of an action  between the  Placement
Agent  and the  Company  or the  Placement  Agent and a third  party;  provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim,  damage or liability arises out of or is based upon (i) an untrue  statement or alleged  untrue  statement or omission or alleged  omission made in reliance upon and in conformity with written  information  regarding the
Placement  Agent  that  is  furnished  to the  Company  by the  Placement  Agent specifically  for  inclusion  in the  Offering  Documents  or any such  Blue Sky
Application  or (ii) any breach by the Placement  Agent of the  representations, warranties  or  covenants  contained  herein  (together,  (i) and (ii) above are referred to as the "Placement Agent Non-Indemnity  Events"), or (iii) a Selected
Dealer Non-Indemnity Event, as defined below.

            6.2  Indemnification  of the  Company by the  Placement  Agent.  The
Placement  Agent  agrees to  indemnify  and hold  harmless  the Company and each person,  if any, who controls the Company  within the meaning of the  Securities
Act and/or the Exchange Act against any losses,  claims, damages or liabilities, joint or  several,  to which the Company or such  controlling  person may become subject, under the Securities Act or otherwise,  insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Placement Agent Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such  controlling  person in connection with  investigating or defending any such loss, claim, damage,  liability or action, provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Placement Agent Non-Indemnity Event.

            6.3  Indemnification  of the Selected  Dealers by the  Company.  The
Company  agrees to indemnify and hold  harmless  each  Selected  Dealer and each person,  if any,  who  controls a  Selected  Dealer  within  the  meaning of the
Securities  Act and/or the Exchange Act against any losses,  claims,  damages or liabilities,  joint or several,  to which such  Selected  Dealer or  controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue  statement or alleged untrue  statement of a material fact  contained (A) in the Offering  Documents,  or (B) in any Blue Sky
Application,  (ii) any  breach  by the  Company  of any of its  representations, warranties or covenants contained herein or in any of the Offering Documents, or
(iii) the  omission or alleged  omission by the Company to state in the Offering
Documents or in any Blue Sky  Application  a material fact required to be stated
therein  or  necessary  to  make  the  statements   therein,  in  light  of  the
circumstances  under which they were made,  not  misleading;  and will reimburse each  Selected  Dealer and each such  controlling

                                       20

person for any legal or other  expenses  reasonably  incurred  by such  Selected
Dealer or controlling  person in connection with  investigating or defending any such loss, claim, damage,  liability or action, whether arising out of an action between such Selected Dealer and the Company or such Selected Dealer and a third party;  provided,  however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue  statement or alleged  untrue  statement or omission or
alleged   omission  made  in  reliance  upon  and  in  conformity  with  written information  regarding such Selected  Dealer  specifically  for inclusion in the
Offering  Documents or any such Blue Sky  Application or (ii) any breach by such
Selected Dealer of the representations, warranties or covenants contained herein
together,   (i)  and  (ii)  above  are  referred  to  as  the  "Selected  Dealer
Non-Indemnity Events") or (iii) a Placement Agent Non-Indemnity Event.

            6.4  Indemnification  of the Company by the  Selected  Dealers.  The
Selected  Dealers,  severally  and not  jointly,  agree  to  indemnify  and hold harmless  the Company and each person,  if any, who controls the Company  within the meaning of the  Securities  Act and/or the  Exchange Act against any losses, claims,  damages or liabilities,  joint or several, to which the Company or such controlling  person may become  subject,  under the Securities Act or otherwise, insofar as such losses,  claims,  damages or liabilities  (or actions in respect thereof) arise out of or are based upon any Selected Dealer Non-Indemnity Event;
and will reimburse the Company and each such controlling person for any legal or other expenses  reasonably incurred by the Company or such controlling person in connection  with  investigating  or  defending  any such  loss,  claim,  damage, liability or action provided that such loss, claim, damage or liability is found ultimately  to arise out of or be based upon any Selected  Dealer  Non-Indemnity
Event.

            6.5 Procedure.  Promptly after receipt by an indemnified party under this Section 6 of notice of the  commencement  of any action,  such  indemnified party will, if a claim in respect thereof is to be made against any indemnifying party  under this  Section 6, notify in writing  the  indemnifying  party of the commencement  thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other  liability  that it may have to any  indemnified  party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement  thereof,  the indemnifying  party will be entitled to participate  therein, and to the extent that it may wish, jointly with any other indemnifying  party,  similarly  notified,  to assume the defense thereof,  with counsel who shall be to the reasonable  satisfaction of such indemnified  party, and after notice from the indemnifying  party to such  indemnified  party of its election so to assume the defense thereof,  the  indemnifying  party will not be liable to such  indemnified  party  under this  Section 6 for any legal or other expenses  subsequently incurred by such indemnified party in connection with the
defense  thereof  other  than  reasonable  costs  of  investigation.   Any  such
indemnifying  party shall not be liable to any such indemnified party on account of any  settlement of any claim or action  effected  without the consent of such indemnifying party.

            6.6  Contribution.  If the  indemnification  provided  for  in  this
Section 6 is unavailable to any indemnified party (other than as a result of the failure to notify the  indemnifying  party as provided in Section 6.5 hereof) in respect to any losses,  claims,  damages,  liabilities  or expenses  referred to therein,  then the indemnifying  party, in lieu of indemnifying such indemnified party,  will contribute to the amount paid or payable by such indemnified  party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is  appropriate to reflect the relative  benefits  received by the
Company on the one hand,  and the  Placement  Agent or Selected  Dealer,  on the
other hand, from the Offering,  or (ii) if the allocation provided by clause (i)
above is not permitted by applicable  law, in such  proportion as is appropriate to reflect not

                                       21

only the  relative  benefits  referred  to in  clause  (i)  above,  but also the relative fault of the Company,  on the one hand,  and of the Placement  Agent or
Selected  Dealer,  on the other  hand,  in  connection  with the  statements  or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant  equitable  considerations.  The relative benefits received by the Company,  on the one hand,  and the Placement  Agent or Selected
Dealer,  on the other hand,  shall be deemed to be in the same proportion as the
total   proceeds   from  the  Offering  (net  of  sales   commissions   and  the
nonaccountable expense allowance,  but before deducting other expenses) received by the Company bear to the  commissions  and  nonaccountable  expense  allowance received by the Placement  Agent or Selected  Dealer.  The relative fault of the
Company,  on the one hand, and the Placement  Agent or Selected  Dealer,  on the other hand,  will be determined  with reference to, among other things,  whether the untrue or alleged  untrue  statement  of a material  fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, and the Placement Agent or Selected  Dealer,  on the other hand, and their relative intent, knowledge,  access to information and opportunity to correct or prevent such statement or omission.

            6.7 Equitable  Considerations.  The Company, the Placement Agent and
each  Selected  Dealer  agree  that  it  would  not be  just  and  equitable  if contribution  pursuant to this Section 6 were  determined by pro rata allocation or by any  other  method of  allocation  that  does not take  into  account  the equitable considerations referred to in the immediately preceding paragraph.

            6.8  Attorneys'  Fees.  The  amount  payable  by a party  under this
Section 6 as a result of the losses,  claims,  damages,  liabilities or expenses referred to above will be deemed to include any  reasonable  legal or other fees or expenses  reasonably  incurred by such party in connection with investigating or  defending  any  action or claim  (including,  without  limitation,  fees and disbursements  of  counsel  incurred  by an  indemnified  party in any action or proceeding  between the indemnifying  party and indemnified party or between the indemnified party and any third party or otherwise).

7.          Termination.  Placement Agent reserves the right not to proceed with the Offering for any reason,  including  if: (i)  material  adverse  information known to  management  and not  previously  disclosed to  Placement  Agent by the
Company comes to the Placement  Agent's attention  relating to the Company,  its management  or its  position in the industry  which would  preclude a successful
Offering;  (ii) a material  adverse  change not yet  reported  in the  Company's public filings has occurred in the financial condition, business or prospects of
the   Company;   or  (iii)  the  Company  has   breached  any  of  its  material
representations, warranties or obligations hereunder, or failed to expeditiously proceed with the  Offering.  If  Placement  Agent elects not to proceed with the
Offering as a result of the  conditions  enumerated  in either of clauses (i) or
(iii) above after notice and a  reasonable  opportunity  to cure,  or (except as provided in the next  sentence)  if the Company  elects not to proceed  with the
Offering  for  any  reason,  then  the  Company,  in  full  satisfaction  of its obligations to Placement Agent hereunder (other than with respect to the payment of "Source Fees," described below),  shall reimburse Placement Agent in full for its reasonable out-of-pocket expenses (including,  without limitation, its legal fees and disbursements),  against which the Deposit shall be applied as a credit and, in addition,  pay to Placement  Agent a fee of $150,000  ("Break-up  Fee").
Notwithstanding  anything contained herein to the contrary, if the First Closing does not occur within 90 days of the  Commencement  Date through no fault of the
Company  (it being  deemed to be the  Company's  "fault" if it refuses to accept subscriptions from qualified investors  sufficient to have a Closing),  then the
Company  may elect to  abandon  the  Offering.  In such  event,  or in the event
Placement  Agent elects not to proceed with the Offering  other than as a result of the condition enumerated in clauses (i) or (iii)

                                       22

above,  Placement  Agent shall be entitled to be  reimbursed  for its  expenses, including legal fees and disbursements, and shall apply the Deposit against such expenses to the extent provided in Section 4.4 hereof (non-accountable), but the
Company  shall not be liable to  Placement  Agent for any other  expenses or the
Break-up Fee. Notwithstanding anything contained herein to the contrary, whether or not the Offering is consummated, the Company shall pay to Placement Agent the commissions referenced herein ("Source Fees") with respect to, and based on, any investment  in the Company by any "Source"  (as defined  below) made at any time within  24  months  after  November  30,  2000.  A Source  shall  be any  person introduced to the Company by, or who received a copy of the Memorandum from, EBC in connection  with the Offering,  except those persons  listed on Schedule 7 to the Agency Agreement.

8.          Notices.  Any  notice  hereunder  shall be in  writing  and shall be effective  when  delivered in person or by facsimile  transmission  or mailed by certified mail, postage prepaid,  return receipt  requested,  to the appropriate party or parties,  at the following  addresses:  if to the Placement  Agent,  to
EarlyBirdCapital,  Inc.,  One State  Street  Plaza,  New York,  New York  10004,
Attention:  Steven  Levine  (fax no.  (212)  509-5186);  with a copy to Graubard
Mollen & Miller,  600 Third Avenue, New York, New York 10016,  Attention:  David
Alan Miller,  Esq. (Fax No. (212) 818-8881);  if to the Company,  to QueryObject
Systems Corporation,  One Expressway Plaza, Suite 208, Roslyn Heights, NY 11577,
Attention:  Daniel M.  Pess,  CFO,  EVP;  with a copy to Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, NY 10022, Attention:  David
J. Adler; or, in each case, to such other address as the parties may hereinafter designate by like notice.

9.          Parties.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their  respective  successors  and assigns.  Neither party may assign this Agreement or its obligations  hereunder  without the prior written  consent of the other party.  This  Agreement is intended to be, and is, for the sole  and  exclusive  benefit  of the  parties  hereto  and the  persons described in Sections 6.1 through 6.4 hereof and their respective successors and assigns,  and for the benefit of no other person,  and no other person will have any legal or  equitable  right,  remedy or claim  under,  or in  respect of this
Agreement.

10.         Amendment and/or Modification.  Neither this Agreement, nor any term or provision hereof, may be changed, waived,  discharged,  amended,  modified or terminated  orally,  or in any  manner  other than by an  instrument  in writing signed by each of the parties hereto.

11.         Further  Assurances.  Each party to this  Agreement will perform any and all acts and execute any and all  documents as may be  necessary  and proper under the  circumstances in order to accomplish the intents and purposes of this
Agreement and to carry out its provisions.

12.         Validity.  In case any term of this  Agreement will be held invalid, illegal or unenforceable,  in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

13.         Waiver of Breach.  The  failure of any party  hereto to insist  upon strict  performance of any of the covenants and agreements herein contained,  or to exercise any option or right herein  conferred in any one or more  instances, will not be  construed  to be a waiver or  relinquishment  of any such option or right, or of any other covenants or agreements,  and the same will be and remain in full force and effect.

14.         Entire Agreement.  This Agreement  contains the entire agreement and understanding  of the parties with  respect to the subject  matter  hereof,  and there are no  representations,

inducements,  promises or  agreements,  oral or otherwise,  not embodied in this
Agreement.  Any  and  all  prior  discussions,   negotiations,  commitments  and
understanding relating to the subject matter of this Agreement are superseded by this Agreement.

15.         Counterparts.  This  Agreement may be executed in  counterparts  and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

16.         Law.  Pursuant to Section  5-401 of the New York General  Obligation
Law,  this   Agreement   will  be  governed  as  to  validity,   interpretation,
construction,  effect and in all other respects by the internal law of the State of New York.  The Company and the Placement  Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted  exclusively in the New York State Supreme Court, County of New York,
or in the United States  District  Court for the Southern  District of New York,
(ii) waives any objection to the venue of any such suit,  action or  proceeding, and the right to assert  that such  forum is an  inconvenient  forum,  and (iii)
irrevocably  consents to the  jurisdiction  of the New York State Supreme Court,
County  of New York,  and the  United  States  District  Court for the  Southern
District of New York in any such suit, action or proceeding. The Company and the
Placement Agent further agree to accept and  acknowledge  service of any and all process  that may be served in any such suit,  action or  proceeding  in the New
York State Supreme Court,  County of New York, or in the United States  District
Court for the  Southern  District of New York and agree that  service of process upon either of them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process in any such suit, action or proceeding.

17.         Representations,  Warranties and Covenants to Survive Delivery.  The
respective representations,  indemnities,  agreements, covenants, warranties and other statements of the Company and the Placement Agent shall survive  execution of this  Agreement  and  delivery of the Units  and/or the  termination  of this
Agreement prior thereto.

            If you find the foregoing is in accordance  with our  understanding, kindly sign and return to us a counterpart  hereof,  whereupon  this  instrument along with all counterparts will become a binding agreement between us.

                                               Very truly yours,

                                               QUERYOBJECT SYSTEMS CORP.

                                               By:
                                                  -----------------------------
                                                    Daniel M. Pess, CFO and EVP

AGREED:

EARLYBIRDCAPITAL, INC.

By:
   ----------------------------------------------
      Steve Levine, Executive Vice President

                                                                    Schedule 5.8
                                                                        Insiders

                             Officers, Directors and
                            Significant Shareholders
                             Subject to Lock-Up for
                        One-Year After the Effective Date
                          Of the Registration Statement
                          -----------------------------